As filed with the Securities and Exchange Commission                      , l999

                                         Registration No.: ________________

                   -----------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                   -----------------------------------------


                                   FORM S-3D

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   -----------------------------------------


                      PENNSYLVANIA COMMERCE BANCORP, INC.
      ------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                 Pennsylvania
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                  25-1834776
           ---------------------------------------------------------
                      (I.R.S. Employer Identification No.)


        100 Senate Avenue, Camp Hill, Pennsylvania  17011  (717) 975-5630
       ------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

          Approximate Date of Commencement of Proposed Sale to the Public:
                                   , 1999 or as soon as practical after the
     ------------------------------
                    Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [XXX]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, other than
securities offered only in connection with dividend or
interest reinvestment plans, check the following box.             [      ]

If this Form is filed to register additional securities for
an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act
statement number of the earlier effective registration
statement for the same offering.                                  [      ]

If this Form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the
same offering.                                                    [      ]

If delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.                      [      ]


The sequentially numbered page where the exhibit index is located is 23
                                                                     --

                                JAMES T. GIBSON
                              President and C.E.O
                      PENNSYLVANIA COMMERCE BANCORP, INC.
                               100 Senate Avenue
                              Post Office Box 8599
                         Camp Hill, Pennsylvania  17011
                       --------------------------------------
                    (Name and Address of Agent for Service)

                                   Copies to:
                               BRADLEY A. WALKER
                            METTE, EVANS & WOODSIDE
                            3401 North Front Street
                                 P.O. Box 5950
                      Harrisburg, Pennsylvania 17110-0950


                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------
                                                               Proposed
 Title of each class                       Proposed            maximum
 of securities to be    Amount to be   maximum offering   aggregate offering     Amount of
 registered              registered   price per unit /1/        price         registration fee
-----------------------------------------------------------------------------------------------
Common Stock               500,000          $22.88            $11,440,000         $3,180.00
Par value
$1.00 per share

/1/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, and based on a price of $22.88, which is the average of the bid and ask prices of the Common Stock on September 13, 1999, as reported on the NASDAQ Small Cap.

                                   PROSPECTUS
                                   ----------

                      PENNSYLVANIA COMMERCE BANCORP, INC.
                               100 Senate Avenue
                              Post Office Box 8599
                         Camp Hill, Pennsylvania  17011
                                 (717) 975-5630


                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


This Prospectus relates to 500,000 shares of the $1.00 par value Common Stock of PENNSYLVANIA COMMERCE BANCORP, INC. (the "Company") to be issued under the Pennsylvania Commerce Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") which was adopted by the Board of Directors of the Company on June 18, 1999. The Plan provides shareholders of the Company with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of the Common Stock of the Company without the payment of brokerage commissions or service charges. Shares may be purchased for Plan participants either directly from the Company or in the open market. Shares purchased through the Plan will be purchased at a 3% discount from the then current market price. This discount is subject to change from time to time in the sole discretion of the Board of Directors.

                         ------------------------------

     These securities have not been approved or disapproved by the Securities and Exchange Commission ("SEC"), or any state securities commission. None of these regulatory agencies passed upon the accuracy or adequacy of this Prospectus. It is illegal for anyone to tell you otherwise.

The Common Stock is offered subject to approval of certain legal matters for the Company by its counsel.

                         ------------------------------

                         The date of this Prospectus is
                               September 15, 1999



                    [Rest of Page Intentionally Left Blank]

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934. The Company files reports, proxy statements and other information with the SEC. These materials will be available for inspection, without charge, at the SEC's principal office at 450 Fifth Street, NW., Washington, DC 20549, and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may also be obtained from the SEC's Public Reference Section at Judiciary Plaza, 450 Fifth Street, NW., Washington, DC 20549, at prescribed rates. Some information about the Company will also be available on the SEC's website at www.sec.gov.

     The Company has filed its S-3 Registration Statement with the SEC. This Prospectus does not contain all of the information set forth in the registration statement. You will find additional information about the Company in the registration statement. The registration statement, including its exhibits and schedules, is available for inspection, without charge, at the SEC's principal office at 450 Fifth Street, NW., Washington, DC 20549. Copies may also be
obtained from that office at prescribed rates.   The registration statement,
including its exhibits and schedules, is also available on the SEC's website at www.sec.gov.

This Prospectus incorporates by reference documents relating to the Company which are not presented in this Prospectus. These documents are available without charge, upon written or oral request directed to:

                                 DEBORAH MILLER
                      PENNSYLVANIA COMMERCE BANCORP, INC.
                                 P.O. BOX 8599
                            CAMP HILL, PA 17001-8599
                        TELEPHONE NUMBER (717) 975-5630



                    [Rest of Page Intentionally Left Blank]

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----

Prospectus Summary................................................     1
Description of the Dividend Reinvestment and Stock Purchase Plan..     2
Use of Proceeds...................................................    15
Description of the Company Stock..................................    15
Indemnification...................................................    17
Incorporation of Certain Documents by Reference...................    18
Legal Matters.....................................................    18
Experts...........................................................    18


You should rely only on the information provided or incorporated by reference in this Prospectus or any supplement. We haven't authorized any person to give you any different information. We aren't offering to sell any of these securities in any state where the offer isn't allowed. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of this Prospectus or any supplement.



                    [Rest of Page Intentionally Left Blank]

                               PROSPECTUS SUMMARY

The information set forth below is qualified in its entirety by and should be read in conjunction with the more detailed information appearing elsewhere in this Prospectus.

The Company and its Subsidiary

The Company is a bank holding company incorporated as a Pennsylvania business corporation on April 12, 1999. The Company was formed as part of a reorganization of Commerce Bank/Harrisburg, N.A. ("Commerce"). The Company owns all of the issued and outstanding stock of Commerce, making Commerce the Company's wholly owned banking subsidiary.

Commerce engages in full service retail and commercial banking, including demand, savings and time deposits, commercial, consumer and mortgage loans.

The Company's corporate office is located at 100 Senate Avenue, P. O. Box 8599, Camp Hill, Pennsylvania 17011. Telephone: (717) 975-5630.

The Stock

The securities being offered and registered under the Plan are shares of the Company's Common Stock, par value $1.00 per share. The Company's Articles of Incorporation also authorize the issuance of up to 1,000,000 shares of Preferred Stock.

Purpose of Offering; Use of Proceeds

A principal purpose of the offering is to provide shareholders of the Company with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of the Company's Common Stock. The Company presently intends to invest in or to advance to Commerce, all proceeds from the sale of the Company's Common Stock (net of expenses) to provide additional capital to support anticipated growth and expansion and for general corporate purposes of Commerce.



                    [Rest of Page Intentionally Left Blank]

             DESCRIPTION OF THE PENNSYLVANIA COMMERCE BANCORP, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The following questions and answers constitute the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Under the Plan, the Company will sell, and holders of the Company's Common Stock may purchase, shares of Common Stock through the automatic reinvestment of cash dividends paid on shares of Common Stock and with voluntary cash payments.

Purpose

l.   What are the purposes of the Plan?

     The primary purpose of the Plan is to provide the shareholders of the Company with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of the Company's Common Stock without payment of any service charges or brokerage commissions.

     When newly issued or treasury shares are purchased directly from the Company, the Company will receive new equity capital funds which will be available for general corporate purposes. See "USE OF PROCEEDS."

Options Available to Participants

2.   What options are available to enrolled participants?

     Dividend Reinvestment.   Holders of the Company's Common Stock who wish to
     ---------------------
     participate in the Plan may elect to have all or a portion of their cash dividends paid on their shares of Common Stock automatically reinvested in additional shares of Common Stock through the Plan. Cash dividends may be paid on the Company's Common Stock when and as declared by the Company's Board of Directors. Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no limitation on the amount of dividends a participant may reinvest under the Plan.

     Stock Purchase.   Each calendar quarter, participants may also elect to
     --------------
     invest optional cash payments in shares of Common Stock. Participants are not required to make any optional cash payments under the Plan. Participants may make optional cash payments of not less than $100 per quarter, and not more than $5,000 per quarter. The $5,000 maximum quarterly purchase is subject to increase or decrease. Participants may make optional cash payments each quarter even if no dividend has been declared.

Advantages

3.   What are the advantages of the Plan?

     Plan participants may have the cash dividends on their shares of Common Stock credited to their plan account automatically reinvested in additional shares of the Company's Common Stock at a 3% discount from the current market price, without payment of any service charges or brokerage commissions.

     Additionally, participants may invest in additional shares of Common Stock at a 3% discount from the current market price by making voluntary cash payments, within specified limits, without payment of any service charges or brokerage commissions.

     The 3% discount described above is subject to change from time to time in the sole discretion of the Board of Directors.

     Participants benefit because the Company pays all of the administrative costs of the Plan and all commissions payable in connection with the purchase of shares for the Plan. The Plan provides for fractional shares, as well as whole shares, to be credited to participants' accounts. Fractional shares earn dividends just like whole shares when held in a plan account.

     Participants may avoid cumbersome safekeeping and record keeping costs through the free custodial and recording services furnished pursuant to the Plan. The shares may be held in safe keeping and regular statements of account are provided by the Plan Agent.

Administration

4.   Who administers the Plan?

     The Plan is administered by FMA Advisory, Inc. (sometimes referred to as the "Plan Agent"). The Plan Agent automatically reinvests dividends and invests voluntary cash payments in additional shares of Common Stock in accordance with the investment option selected by participants. Additionally, the Plan Agent keeps records, sends statements of account to participants and performs other administrative duties relating to the Plan. Purchase of Common Stock pursuant to the Plan may be delegated to an independent purchasing agent (the Plan Agent and any independent purchasing agent are hereinafter collectively or interchangeably referred to as the "Plan Agent").

Participation

5.   Who is eligible to participate in the Plan?

     All holders of record of the Company's Common Stock are eligible to participate in the Plan. A beneficial owner of stock whose shares are registered in a name other than his own (e.g. in the name of a broker, bank or nominee) must either make arrangements for the broker, bank or nominee to become a participant, or must become a shareholder of record by having all or a part of his shares transferred into his own name. To have shares which are beneficially owned re-registered in the shareholder's name, a shareholder must request his or her broker, bank or nominee to send the shareholder a certificate representing those shares.

6.   How does an eligible shareholder enroll in the Plan?

     Any eligible shareholder may enroll in the Plan by completing and signing the Authorization Card accompanying this Prospectus and returning it to:

                         Commerce Bank/Harrisburg, N.A.
                    Pennsylvania Commerce Bancorp, Inc. DRIP
                               100 Senate Avenue
                                 P. O. Box 8599
                         Camp Hill, Pennsylvania 17011
                           Telephone:  (717) 975-5630

     Additional Authorization Cards may be obtained at any time by written or oral request to the Plan Agent.

7.   When may an eligible shareholder enroll in the Plan?

     An eligible shareholder may enroll in the Plan at any time. If the shareholder's Authorization Card requesting reinvestment of dividends is received by the Plan Agent on or prior to two (2) business days before the record date established for a particular dividend, reinvestment will commence with that dividend. If an Authorization Card is received from a shareholder after the record date established for a particular dividend, the reinvestment of dividends will begin with the next cash dividend paid if the shareholder is still a holder of record.

     Except as otherwise provided in this Prospectus, dates on which shares are purchased with reinvested dividends or with voluntary cash payments are referred to in this Prospectus as "Investment Dates." Investment Dates for voluntary cash payments will be on or about the last business day of each calendar quarter.

8.   May a shareholder enroll as to some, but not all, shares held of record?

     Yes, a shareholder may enroll in the Plan as to some, but not all shares of Common Stock owned of record by that shareholder. The Authorization Cards provide for the purchase of additional shares of Common Stock through the following investment options:

          (a) Full dividend reinvestment - directs the investment in accordance with the Plan of all of the shareholder's cash dividends on all of his or her shares of Common Stock then or subsequently registered in the shareholder's name and permits the shareholder to make voluntary cash payments for the purchase of additional shares in accordance with the Plan.

          (b) Partial dividend reinvestment - directs the investment in accordance with the Plan of the cash dividends on that number of shares of Common Stock registered in the shareholder's name which are designated in the appropriate space on the Authorization Cards and reinvestment of cash dividends on all other shares of Common Stock now or subsequently held for the shareholder by the Plan Agent. This option also permits the shareholder to make voluntary cash payments for the purchase of additional shares in accordance with the Plan.

     Participants may select either of the above investment options for their Common Stock. Any participant who returns a properly executed Authorization Card without electing one of the dividend reinvestment options described above will be enrolled as having selected the full dividend reinvestment option.

     An eligible shareholder may not elect to make only voluntary cash payments
                             -------
     under the Plan. Participation in the Plan is limited to shareholders who direct the Plan Agent to reinvest dividends on shares of Common Stock held of record by them. Once enrolled, a shareholder may elect to make voluntary cash payments, even if no dividend has been declared.

     Common Stock purchased with reinvested dividends or voluntary cash payments (and shares of Common Stock deposited with the Plan Agent) will be held by the Plan Agent in its name or in the name of its nominee for the participant's account. The cash dividends on all of the shares of Common Stock credited to Plan accounts (whether the related share certificates are held by the Plan Agent or by the participant) will be reinvested in accordance with the Plan. Participants may elect to receive cash dividends on shares of Common Stock credited to their Plan account only by both withdrawing those shares from the Plan account and by submitting to the Plan Agent an Authorization Card which either elects the partial dividend reinvestment option or modifies the participant's then current partial dividend reinvestment option.

9.   How may a participant change options under the Plan?

     Participants may change their investment options or modify the number of shares designated under the partial dividend reinvestment option at any time by completing a new Authorization Card and returning it to the Plan Agent. The change will become effective as of the dividend record date following the date the Authorization Card is received by the Plan Agent.

Voluntary Cash Contributions

10.  How may voluntary cash contributions to the Plan be made?

     Each participant may make optional cash contributions to the Plan of not less than $100 and not more than $5,000 per each quarterly investment period. The Investment Date for purchases with voluntary cash payments will be on or about the last business day of each calendar quarter. The same amount need not be invested in each quarterly period. Participants are under no obligation to make any voluntary cash contributions. A voluntary cash payment may be made by forwarding a check or money order, payable to the Plan Agent, with a completed Authorization Card when enrolling, or thereafter, with the payment form attached to each statement of account.
     Do not send cash.

     For investment of a voluntary cash payment to occur on a particular Investment Date, the Plan Agent must receive the payment on or before three
     (3) business days prior to the Investment Date. Checks or other drafts must clear prior to the Investment Date on which the investment is to be made. Participants should allow sufficient time for checks to clear.

11.  How will voluntary cash contributions be used?

     The Plan Agent will apply each voluntary cash payment to the purchase of Common Stock for the account of that participant on the next Investment Date. A voluntary cash contribution will not be deemed to have been made by a participant or received by the Plan Agent until the funds so contributed are actually collected. Interest will not be paid on voluntary cash contributions. For this reason, it is to the participant's benefit to mail payments so that they are received by the Plan Agent prior to, but as close as possible to, three (3) business days prior to the Investment Date.

12.  May voluntary cash contributions be returned to a participant?

     Yes. Voluntary cash contributions will be returned to a participant upon written request to the Plan Agent, so long as the request is received no later than two business days prior to the next scheduled Investment Date.

Purchases

13.  What is the source of the Stock purchased under the Plan?

     The Plan Agent will purchase Stock directly from the Company. The shares purchased will be either authorized but unissued shares or shares held in the treasury of the Company, or on the open market, or by a combination of the foregoing. If the Company deems it advisable for shares to be acquired in the open market (rather than directly from the Company) or if newly issued or treasury shares are not available, the Plan Agent, as agent for the participants, will arrange for the purchase of shares in the open market with cash dividends and voluntary cash payments. Purchases of shares in the open market will be effected through brokerage transactions and may be made in the over-the-counter market or in negotiated transactions. These transactions may include situations in which the broker is selling as a principal or an agent. To the extent the Plan makes purchases from brokerage firms as principals, the purchase price of shares may include a retail mark up. In the future, if the shares are traded on a securities exchange, they may be purchased on that exchange. Shares will be acquired in the open market with cash dividends and voluntary cash payments at the times described in Question 16.

     A total of 500,000 shares of Common Stock are being offered under the Plan. The Company intends that the shares to be acquired by the participants in the Plan will be newly issued shares or treasury shares purchased directly from the Company. The Company also reserves the right, in its sole discretion, to direct the Plan Agent to arrange for open market purchases and to cease making newly issued shares or treasury shares available, at any time, and from time to time. In making purchases for the participant's account in the open market, the Plan Agent may commingle the participant's funds with those of other shareholders of the Company participating in the Plan. The price at which the Plan Agent shall be deemed to have acquired shares for the participant's account shall be the average price of all shares purchased by it as agent for all participants in the Plan.

l4.  How will the price of shares purchased under the Plan be determined?

     The shares of Common Stock purchased through the Plan directly from the Company, whether issued by the Company out of legally authorized but unissued shares of Common Stock or out of treasury shares, will be purchased at a discount of 3% from the average of the high and low sale prices of the Common Stock as reported on the NASDAQ Small Cap Market System on the trading day immediately preceding the Investment Date or the closest preceding date if there are no high and low sale prices available on that date. The discount is subject to change from time to time in the sole discretion of the Board of Directors. If there are no high and low sale prices available for the Common Stock for the 30 trading days preceding the applicable Investment Date, then the Company's board of directors shall make a determination of the purchase price on the basis of information which it determines best reflects current market value.

     The purchase price for shares of Common Stock purchased through the Plan in the open market shall be at a discount of 3% from the weighted average purchase price of all shares purchased for the Plan in the open market on the relevant Investment Date.

     The 3% discount as discussed above is subject to change from time to time as determined by and in the sole discretion of the board of directors.

     The average price described above is referred to as the "current market price" and the purchase price, as discounted from the current market price, is referred to as the "discounted purchase price."

l5. How many shares will be purchased by the Plan Agent for the participants in the Plan?

     The number of shares to be purchased for a participant by the Plan Agent will depend on the amount of the participant's dividend and voluntary cash payment, if any, and the price of the shares. Each participant's account will be credited with the number of whole and fractional shares equal to the amount to be invested divided by the applicable purchase price. Fractional shares shall be calculated to four (4) decimal places.

16.  When will shares be purchased?

     The Investment Date for purchases of Common Stock directly from the Company with reinvested dividends will be the payment date of a particular dividend if that day is a trading day, or the first trading day following a dividend payment date if the payment date is not a trading day.

     The Investment Date for purchases of Common Stock directly from the Company with voluntary cash payments will be on or about the last business day of every calendar quarter. The due date for voluntary cash payments is three
     (3) business days prior to the Investment Date. Checks or other drafts must clear prior to the Investment Date on which the investment is to be made. Participants should allow sufficient time for checks to clear.

     Purchases of Common Stock on the open market may occur over one or more trading days and will commence on the same days as specified above for purchases made directly from the Company. For a number of reasons, including observance of the rules and regulations of the Securities and Exchange Commission requiring temporary curtailment or suspension of purchases, it is possible that the whole amount of funds available in a participant's account might not be applied to the purchase of shares on or before the next ensuing Investment Date. Neither the Company nor the Plan Agent shall be liable to any shareholder when these types of conditions prevent the purchase of shares or interfere with the timing of purchases.

Dividends

17.  How will dividends be paid on shares held by the Plan Agent?

     As record holder of the shares held in participants' accounts under the Plan, the Plan Agent will:

     . receive dividends on all such shares held on each dividend record date,
     . credit dividends to participants' accounts on the basis of whole or fractional shares held in each account, and
     .  automatically reinvest these dividends in the Company's Common Stock.

Costs

18.  What are the costs to a participant in the Plan?

     Participants incur no service charges or brokerage commissions for purchases made under the Plan. All costs of administration of the Plan are paid by the Company. However, participants who request that the Plan Agent sell all or any portion of their shares must pay a nominal fee per transaction to the Plan Agent, any related brokerage commissions and applicable stock transfer taxes. Participants will be responsible for the following fees:

     .  Sales Fee                    $25.00 (or $ .09 per share)
     .  Fee for Returned Checks      $25.00
     .  Duplicate Statement
               Current Year          No Charge
               Prior Years           $20.00

     The Plan Agent will deduct the applicable fees from proceeds due from a sale.

Accounts and Reports to Participants

19. What kind of accounts are maintained for participants and what reports will be sent to participants in the Plan?

     The Plan Agent maintains a separate account for each participant. All shares purchased for a participant under the Plan will be credited to the participant's account. The Plan Agent will mail to each participant a statement of account confirming purchases of shares as soon as practicable after purchases are made for a participant's Plan account. Statements of account should be retained for income tax purposes.

     In addition, each participant will receive copies of the Company's annual and quarterly reports to shareholders, proxy statements and dividend income information for tax purposes.

Certificates for Shares

20.  Will certificates be issued for shares purchased?

     All shares purchased under the Plan will be registered in the name of the Plan Agent or its nominee, as agent for the participants. Certificates for these shares will not be issued to participants until the participant's account is terminated or unless requested in writing. Certificates for any number of whole shares will be issued to a participant within 15 days of a written request to the Plan Agent signed by the participant. Any remaining whole or fractional shares will continue to be held by the Plan Agent as the agent for the participant. Certificates for fractional shares will not be issued under any circumstances.

     A participant's written request to the Plan Agent for share certificates to be issued in the participant's name will not be treated as a withdrawal of those shares from the participant's account unless (a) the request is accompanied by a new Authorization Card specifying the partial dividend reinvestment option and the number of shares for which cash dividends should be reinvested, or (b) the request is made in conjunction with a participant's termination of participation in the Plan.

21.  May a Participant deposit shares of Common Stock in his or her account?

     Participants may deposit certificates representing shares of Common Stock with the Plan Agent for safekeeping at no charge. Shareholders are encouraged but not required to deposit their Common Stock share certificates with the Plan Agent upon their initial election to participate in the Plan. Certificates must be accompanied by a written request that the shares be added to the participant's Plan account. The cash dividends received on all shares of Common Stock held in a participant's Plan account will be reinvested in additional shares of Common Stock as provided in the Plan.

22.  How may share certificates or other documents be sent to the Plan Agent?

     The method of delivery of share certificates and other documents is at the election and risk of the participant. If delivery is by mail, the Company recommends registered mail with return receipt requested, properly insured. Certificates should be mailed to:

                               FMA Advisory, Inc.
                    Pennsylvania Commerce Bancorp, Inc. DRIP
                               1631 N. Front St.
                         Harrisburg, Pennsylvania 17102
                             (717) 232-8850

Termination of Participation in the Plan/Withdrawal of Shares

23. How does a participant terminate participation in the Plan or withdraw shares from the Plan?

     A participant may terminate participation in the Plan at any time by notifying the Plan Agent in writing at least five full business days before the next dividend record date. In the event written notice of termination is not received by the Plan Agent by that time, shares will be purchased for the participant with the related cash dividend and participation in the Plan will not terminate until after that dividend has been reinvested. Because the requirements for proper notice of the death of the holder of a Plan account which is registered solely to that holder vary greatly, depending on the state of residence of the participant and form of registration of the participant's Plan account, the Plan Agent should be contacted at the address or phone number set forth in the response to Question 22 in the event of a participant's death.

     Upon termination by reason of notice of a participant's death or adjudicated incompetency, the participant's shares held by the Plan Agent and any cash dividends thereafter received by the Plan Agent will be retained by the Plan Agent until that participant's legal representative has been appointed and has furnished proof satisfactory to the Plan Agent of the legal representative's right to receive the share certificate and/or payment. No interest will be paid by either the Company or the Plan Agent on any dividends retained by the Plan Agent during any such period of time.

     A participant may withdraw a portion of the shares of Common Stock credited to his or her account from participation in the Plan by giving notice to that effect to the Plan Agent and specifying in the notice the number of whole shares to be withdrawn. This notice should be accompanied by a new Authorization Card designating the partial dividend reinvestment option and showing the number of shares for which the participant desires to have cash dividends reinvested in accordance with the Plan. No fractional shares may be withdrawn except upon termination of participation in the Plan. The Plan Agent will send to the participant a statement of account and a certificate representing the withdrawn shares.

24. What will participants receive when they terminate participation in the Plan?

     Upon electing to terminate participation in the Plan, the Plan Agent will send to the Participant a certificate representing the whole shares of Common Stock held by the Plan Agent in the participant's Plan account and a check for the cash equivalent of any fractional share of Common Stock less related sales fees, if any.

     The cash to be paid in lieu of a fractional share will be based on the current market price of the Common Stock on the Investment Date, which for purposes of this sentence is the day that the account is terminated by the Plan Agent.

     Whenever a participant does not own at least one share directly, the Plan Agent may, if instructed by the Company, terminate the Plan account, sell the fractional share and send the participant the sale proceeds, less related brokerage commissions and taxes, if any.

Other Information

25. What happens when a participant sells or transfers some (but not all) of the shares registered in his or her name?

     (a) Full Dividend Reinvestment.

     If a participant is reinvesting the cash dividends on all of the shares registered in his or her name, and disposes of a portion of those shares, the Plan Agent will continue to reinvest the dividends on the remainder of the shares registered in the participant's name.

     (b) Partial Dividend Reinvestment.

     If a participant has directed the Plan Agent to pay cash dividends to the participant on some shares and to reinvest dividends on the remainder of his or her shares, and the participant disposes of a portion of his or her shares, the participant should provide new written instructions to the Plan
     Agent on how to handle the participant's account.   If the Plan Agent does
     not receive new instructions, it may, in its discretion, either (i) pay cash dividends on all of the participant's shares or (ii) continue to reinvest dividends on the number of shares, if any, the participant owns in which the participant has requested to have the dividends reinvested.

26.  What happens if the Company pays a dividend in stock or splits its shares?

     Any shares of the Company's Common Stock issued in connection with a stock split or dividend distributed by the Company with respect to shares credited to a Plan account will be added to that account.

     As soon as practicable after the payment of a stock dividend or stock split, a statement will be sent to each participant which will indicate the number of shares of Common Stock credited to each participant's account under the Plan as a result of the stock dividend or stock split. A participant may receive a certificate for such shares (other than fractional shares) at any time by sending a written request to:

                               FMA Advisory, Inc.
                    Pennsylvania Commerce Bancorp, Inc. DRIP
                               1631 N. Front St.
                         Harrisburg, Pennsylvania 17102

27. If the Company has a Common Stock rights offering or otherwise makes securities available to its shareholders, how will the rights offering with respect to shares held in Plan accounts be handled?

     Warrants or other written instruments representing the rights offered with respect to the whole shares of Common Stock credited to the Plan account of a participant will be mailed directly to the participant in the same manner as the warrants or other written instruments are mailed to shareholders of record who do not participate in the Plan.

28.  How will a participant's shares be voted at meetings of holders of shares?

     Each participant will receive a single proxy card covering the total number of shares held by the participant in certificate form plus the total number of full shares credited to the participant's Plan account. If a properly signed proxy card is returned to the Company and not revoked prior to the time of voting, the participant's shares will be voted as directed on the proxy card. If a proxy card is returned properly signed, but without indicating instructions as to the manner shares are to be voted with respect to any item thereon, the shares covered will be voted in accordance with the recommendations of the Company's management. If the proxy card is not returned, or if it is returned unexecuted or improperly executed, the shares covered will not be voted unless the participant or the participant's duly appointed representative votes in person at the meeting.

29.  What are the Federal income tax consequences of participation in the Plan?

     The following summary assumes that all distributions under the Plan will be from the Company's earnings and profits.

     A participant in the Plan will be treated for Federal income tax purposes as having received, on each dividend payment date, a dividend in an amount equal to the fair market value on such dividend payment date of the shares acquired with reinvested dividends. For Federal income tax purposes, the fair market value of shares acquired with reinvested dividends under the Plan will be equal to the mean of the highest and lowest quoted selling price, or if such information is not available, the mean of the bid and the asked price, for shares on the dividend payment date; the Discounted Purchase Price is not taken into account in determining such fair market value. The tax basis of shares acquired with reinvested dividends will equal the fair market value on the dividend payment date of such shares. A corporate shareholder participating in the Plan may be entitled to deduct a portion of that amount deemed received as a dividend.

     A participant will not be treated as having received a dividend upon the purchase of shares at the Discounted Purchase Price with a voluntary cash payment unless the discounted Purchase Price of the shares is less than the fair market value of the shares on the date on which shares are acquired for the participant's account. If the Discounted Purchase Price is less than the fair market value of such shares, a participant will be treated as having received a dividend equal to the excess of the fair market value of the shares being purchased over their Discounted Purchase Price. The tax basis of shares purchased with a voluntary cash payment will equal the participant's voluntary cash payment plus the excess, if any, of the fair market value of the shares being purchased over their Current Discounted Purchase Price.

     The Internal Revenue Service may take the position that any service fee paid by the Company to the Plan Agent on behalf of the Plan participants is an additional distribution, taxable as dividend income, to such participants. In the event the Internal Revenue Service asserts this position, those participants who itemize deductions on their Federal income tax returns may be entitled to deduct the amount of the service fee attributable to their account as a miscellaneous itemized deduction, subject to applicable limitations.

     A participant's holding period for shares acquired pursuant to the Plan should begin no later than the day following the date of acquisition of such shares for the participant's account.

     A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account, either upon the participant's request for certain of those shares or upon withdrawal from or termination of the Plan. Upon withdrawal from or termination of the Plan, a participant will also receive a cash payment in lieu of any fractional share equivalent credited to the participant's account. This payment likely will be treated as an amount realized from the sale of the fractional share equivalent, and the participant will recognize gain or loss equal to the difference between the amount received for the fractional share equivalent and the participant's tax basis therefor.

     In addition, a participant will recognize gain or loss when the participant sells or exchanges shares received by the participant after withdrawal of such shares from the Plan or upon the termination of the Plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares and the participant's tax basis therefor.

     In the case of both foreign shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, and other shareholders who elect to have their dividends reinvested and who are subject to back-up withholding under Section 3046(a)(1) of the Internal Revenue Code, the Plan Agent will invest in shares of Common Stock in an amount equal to the dividends of such participants less the amount of tax required to be withheld. The full amount of the dividends will be recognized as taxable income, without reduction for the amount of tax required to be withheld. The quarterly statements confirming purchases made for such participants will indicate the net payment reinvested.

     Under Section 3406(a)(1) of the Internal Revenue Code, the Company is required to withhold for United States income tax purposes 20% of all dividend payments to a shareholder of the Company if (i) such shareholder has failed to furnish to the Company his/her taxpayer identification number ("TIN"), which for an individual is his/her Social Security number, (ii) the Internal Revenue Service has notified the Company that the TIN furnished by the shareholder is incorrect; (iii) the Internal Revenue Service notifies the Company that back-up withholding should be commenced because the shareholder has failed to report interest or dividends properly, or (iv) the shareholder has failed to certify, under penalties of perjury, the he/she is not subject to back-up withholding. Shareholders have previously been requested by the Company or their broker to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

     The foregoing discussion is based on the assumption that shares are purchased directly from the Company. If the shares are purchased in the open market, the Federal tax consequences would generally be the same. However, the payment of brokerage commissions by the Company in connection with the purchase or sale of shares in the open market may be treated as additional dividend income to participants, in which case the amount of such commissions would not be deductible, but would increase the basis of the applicable shares.

     Each participant should consult his or her own tax advisor to determine the particular tax consequences, including state tax consequences (which will vary from state to state), that may result from participation in the Plan and a subsequent disposal of shares acquired pursuant to the Plan.

General

30.  What are the liabilities of the Plan Agent and the Company under the Plan?

     The Plan Agent (or its nominees) and the Company shall not be liable under the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of any such act or omission to act which occurs prior to the termination of participation and (b) with respect to the prices at which shares are purchased or sold for the participant's account and the times such purchases or sales are made.

     Participants should recognize that neither the Company nor the Plan Agent can assure participants of profits, or protect participants against losses, on shares purchased and/or held under the Plan.

     The Plan Agent (or its nominees) and the Company shall have no duties, responsibilities or liabilities except as are expressly set forth in the Plan.

     Shareholders are cautioned that this Prospectus does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend upon the Company's earnings, financial requirements, governmental regulations and other factors. The Plan Agent has no responsibility with respect to the preparation and contents of this Prospectus.

31. Can the Company terminate the Plan or Participant's interest in the Plan or modify the Plan?

     The Company may terminate a Plan or a participant's interest therein upon not less than thirty calendar days prior notice in writing mailed to the participant. In such event the Plan Agent will follow the procedures for termination set forth in Question 23. The Company also reserves the right to interpret and make modifications in the Plan. Any suspension, termination or modification will be promptly announced to affected participants.

32.  What happens if the Plan cannot acquire shares?

     If the Company determines not to make newly issued or treasury shares available for purchase pursuant to the Plan and in the event that applicable law or the closing of securities markets requires the temporary curtailment or suspension of open market purchases of shares under the Plan, the Plan Agent is not accountable for the inability of the Plan to acquire shares at such times. If shares are not available for a period longer than thirty (30) calendar days, the Plan Agent will promptly mail to the participant a check (without any interest earned thereon) payable to the participant's order in the amount of any unapplied funds in the participant's account.

33.  When does a participant obtain rights in shares acquired under the Plan?

     A participant will not acquire rights to dividends or other benefits of stock ownership with respect to shares acquired under the Plan until the date shares are actually purchased for his or her account.

34.  Where should correspondence regarding the Plan be sent?

     Except as provided in Question 6 (for initial enrollment and authorization cards), any notice, instruction, request or election which by any provision of the Plan is required or permitted to be given or made by the participant to the Plan Agent shall be in writing, signed by the participant and addressed to:

                               FMA Advisory, Inc.
                    Pennsylvania Commerce Bancorp, Inc. DRIP
                               1631 N. Front St.
                         Harrisburg, Pennsylvania 17102

35.  What is sufficient notice to a participant?

     Any notice or certificate which by any provision of the Plan is required to be given by the Plan Agent to the participant shall be in writing and shall be deemed to have been sufficiently given for all purposes by being deposited by first class mail, postage prepaid, in a post office letter box, addressed to the participant at the participant's address as it shall last appear on the Plan Agent's records.

36.  Can successor Plan Agents be named?

     Upon not less than thirty calendar days prior written notice to participants, the Company may terminate the Plan Agent at any time and may designate a bank or trust company as successor Plan Agent for all or a part of the Plan Agent's functions under the Plan. If the Company does so, references in this Prospectus to the Plan Agent shall be deemed to be references to the successor Plan Agent, unless the context requires otherwise.

     The Plan Agent may resign at any time upon not less than thirty calendar days prior written notice to the Company, such resignation to become effective as soon as a successor Plan Agent is named. The Company will endeavor to name a successor Plan Agent as soon as practicable.

37.  What law governs the Plan?

     The terms and conditions of the Plan and its operation are governed by the substantive laws of the Commonwealth of Pennsylvania.

38.  Who bears the risk of fluctuations in the market price of Common Stock?

     A participant's investment in Common Stock held in a Plan account is no different with regard to market risk than an investment in Common Stock held in certificate form. A participant bears the risk of loss (and receives any benefit of gain) occurring by reason of fluctuations in the market price of Common Stock held in a Plan account.

39.  Are there any restrictions on the resale of shares acquired under the Plan?

     Persons who are not "affiliates" of the Company are free to sell Common Stock acquired under the Plan at any time.

     However, persons who are "affiliates" of the Company, as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended may not publicly reoffer shares acquired under the Plan except pursuant to Rule 144 of the Commission or pursuant to an effective registration statement. Rule 405 defined an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. Directors and executive officers of the Company are generally deemed to be "affiliates" of the Company under this definition. the Company has no present intention of filing a registration statement which would permit "affiliates" to reoffer Common Stock acquired under the Plan.

     Officers and directors participating in the Plan are subject to the reporting obligations of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), with respect to purchases of Common Stock made under the Plan with voluntary cash payments. While executive officers and directors are not subject to the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of Common Stock made under the Plan with reinvestment dividends, ownership and disposition of Common Stock so acquired must be disclosed on reports filed pursuant to Section 16(a) of the Exchange Act.

                                 USE OF PROCEEDS

     The Company is unable to predict the number of shares of stock that will be purchased from the Company under the Plan or the prices at which the shares will be purchased.

     The Company presently intends to invest in and/or advance to Commerce Bank/Harrisburg, N.A. ("Commerce"), the Company's banking subsidiary, the net proceeds of sales pursuant to the Plan to provide additional capital to support anticipated growth in loans and deposits, expansion of services and branches, upgrading of facilities and equipment and for general corporate purposes. It is possible, however, that some or all of such proceeds may be used, directly or indirectly now or in the future, in connection with permissible expansion of the business activities conducted by the Company or Commerce. Proceeds of the offering are expected to strengthen the Company's capital structure, facilitating possible future expansion of business activities.

                       DESCRIPTION OF THE COMPANY'S STOCK

     The securities available under the Plan are shares of the Company's Common Stock, $1.00 par value. As of the date of this Prospectus, there are 10,000,000 shares of Common Stock authorized, of which 1,560,235 shares are outstanding. The Company's Articles of Incorporation also authorize 1,000,000 shares of Preferred Stock, $10.00 par value, of which 40,000 shares are outstanding.

     Holders of Common Stock are entitled to one vote per share on all matters on which the Company's shareholders may vote, including the election of Directors. The holders of Common Stock do not have cumulative voting rights in the election of directors. This means that the holders of a simple majority of the shares of Common Stock voting for the election of Directors can elect all of the Directors, if they choose to vote together, and in such event the holders of the remaining shares will not be able to elect any Directors.

     The Company's Articles of Incorporation contain certain provisions which may be considered anti-takeover in nature. Article 10 of the Articles of Incorporation provides that the Board of Directors may oppose any offer, proposal, or attempt by any corporation or other business entity, person or group to (a) make any tender offer or other offer to acquire any of the Company's securities; (b) merge or consolidate the Company into another entity;
(c) purchase or otherwise acquire all or substantially all of the assets of the Company; or (d) make any transaction similar in purpose or effect to any of the above. The Articles of Incorporation also give the Company's Board of Directors authority to take any lawful action to oppose a tender offer or similar transaction if the Board of Directors determines that the offer should be rejected. The provision permits the Board of Directors to consider any pertinent issues in determining whether to oppose any such offer. In addition, the Board of Directors is expressly vested with the power to make, alter, amend and repeal the bylaws of the Company, subject to the power of the shareholders to change such action only upon the affirmative vote of at least 75% of the votes which all shareholders are entitled to cast.

     The Articles of Incorporation and Bylaws of the Company contain certain provisions which may be deemed to be "anti-takeover" in nature. These provisions may deter, discourage or make more difficult the assumption of control of the Company by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. Management of Commerce has no knowledge of any specific effort to accumulate Commerce's securities or to obtain control of Commerce or the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

     The Articles of Incorporation expressly vest in the Company Board the power to make, alter, amend and repeal the Bylaws of the Company. The Pennsylvania Business Corporation Law permits a board of directors to be vested with these powers and provides that the shareholders may change actions of the board in respect of the bylaws by at least a majority vote unless a higher vote is provided in the articles or bylaws. The Board, which is elected by a majority of the shareholders, believes that the Company Board will be in the best position to (i) determine the appropriate Bylaw provisions for the internal governance of the Company, and (ii) make decisions regarding the Bylaws which will be in the best interest of the Company.

     The Company's Articles of Incorporation also require the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote to approve any merger, consolidation, sale of assets or similar transaction. If 66 2/3% of the Board of Directors approves this type of transaction, then the affirmative vote of 66 2/3% of the outstanding shares entitled to vote is required for approval.

     The Pennsylvania Business Corporation Law provides that, unless otherwise prescribed in the Articles of Incorporation, these transactions require the approval of a simple majority of outstanding shares. The Company's Board believes the higher 80% vote is necessary to assure fair treatment of all shareholders of the Company in the event of mergers and similar transactions.

     This provision of the Company's Articles of Incorporation may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the outstanding shares entitled to vote, rather than 51% which would otherwise be applicable under the Pennsylvania Business Corporation Law. If 66 2/3% of the Board of Directors approves such an amendment, the affirmative vote of only 66 2/3% of the outstanding shares entitled to vote is required for approval. Because the operation of this provision could give minority shareholders a veto over such transactions even though the holders of a majority of shares are in favor, and because this requirement may discourage takeover attempts, it may be considered "anti-takeover" in nature.

     The Pennsylvania Business Corporation Law further allows the Board of Directors of the Company to consider factors other than offering price in deciding upon whether to reject or approve a tender offer or proposed merger or similar transaction. These factors include:

 .  the effect on employees, suppliers and customers;

 . the effect on the communities in which offices of the corporation are located; and

 .  all other pertinent factors.

     The Company's Articles of Incorporation allow the Board of Directors to consider several economic factors, as well as the factors stated above, in considering whether to reject or approve a tender offer or proposed merger or similar transaction.

     Finally, the Bylaws provide that nominations of candidates for election as directors of the Company, other than those made by management of the Company, must be made in writing and delivered or mailed to the Secretary of the Company not less than 45 days prior to any shareholders' meeting called for the election of directors. The notification must contain certain information to the extent known to the nominating shareholder. Commerce's Board of Directors believes that this provision (which is similar to the provision presently contained in the Bylaws of Commerce) avoids surprise nominations and ensures that there is adequate time for the Company to be informed of the backgrounds and qualifications of candidates for election as directors. However, it could be viewed as "anti-takeover" in nature since it may make it more difficult for shareholders to nominate candidates and may give an advantage to incumbent management's nominees.

     The overall effect of the above described measures, together with banking laws and regulations applicable to the acquisition of bank holding companies, may be to render more difficult the accomplishment of mergers, takeovers and other changes in control of the Company. To the extent that these measures have this effect, removal of the Company's incumbent Board of Directors and management may be rendered more difficult. These measures may have an adverse impact on the stockholders of the Company to participate in a tender or exchange offer for the Company's Common Stock and may have an effect on the market value of the Common Stock.

     The Company obtains the cash necessary to pay dividends by receiving dividends paid by Commerce and has no other presently available source of funds for the payment of dividends. Banking regulations limit the amount of dividends that may be paid by the banking subsidiaries without prior approval of regulatory agencies supervising the banks.

     The Company's annual meeting of shareholders for the election of directors and the transaction of other business which may be brought properly before the meeting is typically held on the third Friday in May.

                                INDEMNIFICATION

     The Articles of Incorporation provide that the Company shall, to the fullest extent permitted by applicable law, indemnify persons for liability which may arise with respect to such person in the performance of duties to the Company. The Bylaws of the Company specifically permit indemnification of directors, officers and employees of the Company, both with respect to actions brought by third parties and with respect to derivative actions brought on behalf of the Company itself. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following reports, which were filed by Commerce with the Office of the Comptroller of the Currency pursuant to the Securities Exchange Act of 1934, are incorporated in this Prospectus by reference:

(a) Commerce's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (which was incorporated by reference in the Company's S-4 Registration Statement filed May 14, 1999).

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since December 31, 1998.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering will be deemed incorporated by reference.

The Company will forward without charge to each person to whom this Prospectus is delivered, on written or oral request, a copy of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such document). Requests should be directed to Ms. Deborah Miller, Commerce Bank/Harrisburg, N.A., P.O. Box 8599,
            -------------------------------------------------------------------
Camp Hill, PA 17001-8599.
------------------------


                                 LEGAL MATTERS

The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Mette, Evans & Woodside.


                                    EXPERTS

     The consolidated financial statements of Commerce at December 31, 1998, and for the year then ended, incorporated by reference in this Prospectus, have been audited by Beard & Company, Inc., independent accountants, as set forth in their reports which accompany the financial statements. These financial statements are incorporated by reference in this Prospectus in reliance upon the report given upon the authority of Beard & Company, Inc. as experts in accounting and auditing.






                    [Rest of Page Intentionally Left Blank]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14

Other expenses of issuance and distribution.

The following is an estimate of all expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby:

SEC Registration Fees                    $  3,215.00*
Transfer Agents Fees                     $  1,000.00**
Costs of Printing                        $  1,000.00**
Legal Fees                               $  7,000.00**
Accounting Fees                          $  1,000.00**
                                         -----------
                              TOTAL      $ 13,215.00
     *  - Actual
     **- Estimated

The Company has not paid a premium on any policy obtained in connection with the offering and sale of the securities registered herein which insures or indemnifies directors or officers against any liabilities they may incur in connection with the registration, offering or sale of such securities. However, the Company does maintain directors and officers liability insurance in the amount of $3,000,000 through June 30, 2000. This is a claims made policy insuring the Company and its directors, officers and employees against losses and claims arising from the "wrongful acts" (as defined in the policy) of the directors, officers and employees. "Wrongful act" is generally defined to include any actual or alleged error, misstatement, misleading statement, act or omission or neglect or breach of duty by the directors, officers or employees individually or collectively in the discharge of their duties to the Company. However, the policy specifically excludes claims for an accounting of profits made from purchases and/or sales by directors or officers of the Company's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

ITEM 15

Indemnification of Directors and Officers.

The Registrant's Articles of Incorporation provide that the Registrant may indemnify its directors and officers to the full extent permissible under the Pennsylvania Business Corporation Law. Article 20 of the Bylaws of the Company provide that directors, officers and employees of the Company are generally entitled to be indemnified by the Company if they are made a party to litigation or other legal proceedings or are threatened by legal action by reason of the fact that they are a director, officer or employee of the Company or were serving in a similar capacity for another corporation, such as a subsidiary of the Company, at the request of the Company. Indemnification is not available unless the director, officer or employee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. If the proceedings are criminal in nature, indemnification is not available unless the director, officer or employee had no reason to believe his conduct was unlawful. Indemnification is available for actions brought by or in the right of the Company or by or on behalf of parties not related to the Company, and extends to expenses of litigation, including attorneys' fees and to any judgment, fine or other amount reasonably incurred with respect to the action. However, in an action or suit by or in the right of the Company, indemnification is not available in respect of any claim or matter as to which the person is adjudged to be liable for misconduct in the performance of his duty to the Company. the Company's Bylaws also set forth a procedure for payment of legal expenses in advance of final disposition of a case, subject to repayment by the director, officer or employee if the director, officer or employee is ultimately determined not to be entitled to indemnification. the Company's Bylaws provide that its directors, officers and employees are presumed to be entitled to indemnification unless a court, a majority of the directors not involved in the proceedings or holders of 33 1/3% of the Company's outstanding Common Stock determine that indemnification is not available.

The Pennsylvania Business Corporation Law of 1988, 15 Pa. C.S.A. (S)(S)1501 et. seq. (the "BCL") became effective on October 1, 1988. Insofar as the BCL is contrary to the Bylaws and Articles of Incorporation of the Company, the BCL shall govern.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16

Exhibits Filed Pursuant to Item 601 of Regulation S-K

(5)       Opinion re Legality

(23)      Consents of experts and counsel
          (a) Consent of Mette, Evans & Woodside
          (b) Consent of Beard & Company, Inc.

(24)      Power of Attorney - Included in "Signatures"

ITEM 17

Undertakings Required by Item 512 of Regulation S-K

The undersigned Registrant hereby undertakes as follows:

(a) to file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

     (i) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (ii)  to include in periodic reports filed pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 the information required by paragraphs (a)(1)(i) and (a)(1)(ii) of Item 512 of Regulation S-K and that are incorporated by reference in this Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement as permitted by Rule 430A and contained in the form of prospectus to be filed by the registrant pursuant to Rule 424(b)(3)(1) or (4) or 497(h) under the Securities Act shall be deemed to be incorporated by reference into the registration statement at the time it was declared effective.

For the purposes of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camp Hill, Pennsylvania, on September 17 , 1999.
                --------------

                              PENNSYLVANIA COMMERCE BANCORP, INC.

                              By: /s/ James T. Gibson
                                 ----------------------------------
                                           James T. Gibson
                                President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints James T. Gibson and Gary L. Nalbandian, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

       Signature                  Title                              Date
       ---------                  -----                              ----

/s/ Gary L. Nalbandian          Director                      September 17, 1999
------------------------        --------                      ------------------
Gary L. Nalbandian


/s/ Vernon W. Hill, II          Director                      September 17, 1999
------------------------        --------                      ------------------
Vernon W. Hill, II


/s/ Douglas S. Gelder           Director                      September 17, 1999
------------------------        --------                      ------------------
Douglas S. Gelder


/s/ Alan R. Hassman             Director                      September 17, 1999
------------------------        --------                      ------------------
Alan R. Hassman


/s/ Howell C. Mette             Director                      September 17, 1999
------------------------        --------                      ------------------
Howell C. Mette


/s/ Michael A. Serluco          Director                      September 17, 1999
------------------------        --------                      ------------------
Michael A. Serluco


/s/ Samir J. Srouji             Director                      September 17, 1999
------------------------        --------                      ------------------
Samir J. Srouji

                                President,
                                Chief Executive Officer and
/s/ James T. Gibson             Director                      September 17, 1999
------------------------        --------                      ------------------
James T. Gibson

                                 EXHIBIT INDEX

                      Sequentially
Exhibit              Exhibit Index             Numbered Page
---------            -------------             -------------

(5)        Opinion re legality                            24

(23)(a)    Consent of Mette, Evans & Woodside             24
           (Included in Exhibit (5))

(23)(b)    Consent of Beard & Company, Inc.               25
